Exhibit 24



                                POWER OF ATTORNEY


     The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to certain closed-end investment companies registered under the Investment Company Act of 1940 for which IQ Investment Advisors LLC may act as investment adviser, does hereby authorize, designate and appoint Catherine A. Johnston, Justin C. Ferri, Colleen R. Rusch, James E. Hillman, Martin G. Byrne and Donald C. Burke and each of them as attorney-in-fact to execute and file statements on Form 3, Form 4, and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the 1934 Act and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.


     IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 26th day of June, 2007.



                                /s/ Mitchell M. Cox
                                -----------------------------------------------
                                Mitchell M. Cox